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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2004 (except for the audit of the consolidated financial statements at December 31, 2001 and for the year then ended and the matters discussed in Note 2 to the consolidated financial statements, as to which the date is October 4, 2004) relating to the financial statements of Synagro Technologies, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 27, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM